UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2007

River Rock Entertainment Authority

(Exact name of registrant as specified in its charter)

Not Applicable	333-115186	68-0490898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Highway 128 East
Geyserville, California		95441
(Address of principal executive offices)		(Zip Code)

(707) 857-2777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 5.02(c).  Appointment of Certain Officers

On August 3, 2007, River Rock Entertainment Authority (the “Authority”) agreed in principle to hire Mr. Joseph Callahan as its new Chief Financial Officer. Mr. Callahan has more than a decade of financial experience in the gaming industry. Since September 2005, Mr. Callahan had been the Director of Finance for the East Valley Tourist Development Authority, an instrumentality of the Cabazon Band of Mission Indians, which operates the Fantasy Springs Resort and Casino in Indio, California. Prior to that Mr. Callahan was Finance Director for the Mohegan Sun Resort and Casino in Connecticut from 2000 to 2005, where he developed the operating and business plans for a $1 billion property expansion while creating and managing the Strategic Planning, Budgeting and Analysis division. Mr. Callahan received his B.A. from East State Texas University and his M.S. in Management from Troy University. Colonel Callahan retired from the United States Air Force in 1994 after 20 years of service.

Mr. Callahan assumed the title of Chief Financial Officer on August 8, 2007. The terms of Mr. Callahan’s employment will be subject to the negotiation of an employment contract. Mr. Callahan’s base salary has tentatively been set at $210,000 per year.

The Authority has furnished the press release announcing the hiring of Mr. Callahan as Exhibit 99.1 to this Form 8-K. The information in this Current Report and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

EXHIBIT	DESCRIPTION

99.1	Press Release of River Rock Entertainment Authority dated August 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 9, 2007

River Rock Entertainment Authority

By:	/s/ Shawn S. Smyth
Shawn S. Smyth Chief Executive Officer